UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2011

BIOSANTE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Barclay Boulevard Lincolnshire, Illinois	60069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 478-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On July 28, 2011, BioSante Pharmaceuticals, Inc. (“BioSante”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies & Company, Inc., as representative of the several underwriters named therein (the “Underwriters”), relating to the public offering, issuance and sale of 16.0 million shares of BioSante’s common stock, par value $0.0001 per share (the “Common Stock”).  The price to the public in this offering is $3.00 per share and the Underwriters have agreed to purchase the shares from BioSante at a price of $2.82 per share. The net proceeds to BioSante from this offering are expected to be approximately $45.0 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by BioSante. The offering is expected to close on or about August 2, 2011, subject to customary closing conditions. Under the terms of the Underwriting Agreement, BioSante also granted the Underwriters a 30-day option to purchase up to an additional 2.4 million shares of Common Stock to cover overallotments, if any.

The shares of Common Stock will be issued pursuant to a prospectus supplement to be dated as of July 28, 2011, which is being filed with the Securities and Exchange Commission (“SEC”) in connection with a takedown from BioSante’s shelf registration statement on Form S-3 (File No. 333-174597), which became effective on June 17, 2011, and the base prospectus dated June 17, 2011.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by BioSante, customary conditions to closing, indemnification obligations of BioSante and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this report. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of BioSante. Rather, investors and the public should look to other disclosures contained in BioSante’s filings with the SEC.  A copy of the opinion of Oppenheimer Wolff & Donnelly LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

On July 27, 2011, BioSante issued a news release announcing the offering. A copy of this news release is attached as Exhibit 99.1 to this report.  On July 28, 2011, BioSante issued a news release announcing the pricing of the offering. A copy of this news release is attached as Exhibit 99.2 to this report.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
1.1

Underwriting Agreement, dated July 28, 2011 by and between BioSante Pharmaceuticals, Inc. and Jefferies & Company, Inc., as Representative of the Several Underwriters Named in Schedule A Thereto (filed herewith)

5.1	Opinion of Oppenheimer Wolff & Donnelly LLP (filed herewith)

23.1	Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit 5.1)

99.1	News Release dated July 27, 2011 (furnished herewith)

99.2	News Release dated July 28, 2011 (furnished herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSANTE PHARMACEUTICALS, INC.

	By:	/s/ Phillip B. Donenberg
Phillip B. Donenberg
Senior Vice President of Finance,
Chief Financial Officer and Secretary

Dated: July 28, 2011

BIOSANTE PHARMACEUTICALS, INC.

FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing
1.1	Underwriting Agreement, dated July 28, 2011 by and between BioSante Pharmaceuticals, Inc. and Jefferies & Company, Inc., as Representative of the Several Underwriters Named in Schedule A Thereto	Filed herewith

5.1	Opinion of Oppenheimer Wolff & Donnelly LLP	Filed herewith

23.1	Consent of Oppenheimer Wolff & Donnelly LLP	Included in Exhibit 5.1

99.1	News Release dated July 27, 2011	Furnished herewith

99.2	News Release dated July 28, 2011	Furnished herewith